UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 1, 2007

AMERICAN TOWER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14195	65-0723837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 Huntington Avenue

Boston, Massachusetts 02116

(Address of Principal Executive Offices) (Zip Code)

(617) 375-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 1, 2007, American Tower Corporation (the “Company”) completed an institutional private placement of $500.0 million aggregate principal amount of its 7.00% senior unsecured notes due 2017 (the “Notes”), which resulted in net proceeds to the Company of approximately $493.5 million, after deducting commissions and estimated expenses. The Company used the net proceeds, together with available cash, to repay all of the outstanding indebtedness incurred under the Company’s $500.0 million senior unsecured term loan credit facility. The Company terminated the term loan upon repayment.

On October 1, 2007, the Company entered into an Indenture (the “Indenture”) with The Bank of New York Trust Company, N.A., as trustee, relating to the Notes. The Notes were sold within the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States only to non-U.S. persons in reliance on Regulation S under the Securities Act.

The Notes will mature on October 15, 2017 and bear interest at a rate of 7.00% per annum. Accrued and unpaid interest on the notes will be payable in U.S. dollars semi-annually in arrears on April 15 and October 15 of each year, beginning April 15, 2008, to the persons in whose names the notes are registered at the close of business on the preceding April 1 and October 1, respectively. Interest on the notes will accrue from the date of issuance and will be computed on the basis of a 360-day year comprised of twelve 30-day months. The terms of the Indenture, among other things, limit the Company’s ability to incur more subsidiary debt or permit subsidiaries to provide guarantees; create liens; and merge, consolidate or sell assets. These covenants are subject to a number of exceptions, including that the Company and its subsidiaries may incur certain indebtedness or liens on assets, mortgages or other liens securing indebtedness, if the aggregate amount of such indebtedness and such liens shall not exceed 3.5x Adjusted EBITDA as defined in the Indenture.

The Company may redeem the Notes at any time at a redemption price equal to 100% of the principal amount, plus a make-whole premium, together with accrued interest to the redemption date. In addition, if the Company undergoes a Change of Control and Ratings Decline, each as defined in the Indenture, the Company may be required to repurchase all of the Notes at a purchase price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest (including additional interest, if any), up to but not including the repurchase date.

The Indenture provides that each of the following is an event of default (“Event of Default”): (i) default for 30 days in payment of any interest due with respect to the Notes; (ii) default in payment of principal or premium, if any, on the Notes when due, at maturity, upon any redemption, by declaration or otherwise; (iii) failure by the Company to comply with covenants in the Indenture or Notes for 90 days after receiving notice; (iv) a payment default or default causing acceleration under any mortgage, indenture or instrument relating to indebtedness for money borrowed or guaranteed by the Company or any of its Significant Subsidiaries (as defined in the Indenture) that in aggregate exceed $100.0 million; and (v) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries. If any Event of Default arising under clause (v) above occurs, the principal amount and accrued and unpaid interest on all the outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare the entire principal amount on all the outstanding Notes to be due and payable immediately.

On October 1, 2007, in connection with the issuance of the Notes, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Credit Suisse Securities (USA) LLC (as representative of the Purchasers named therein). Pursuant to the terms of the Registration Rights Agreement, the Company agreed to file a registration statement with respect to an offer to exchange the Notes for a new issue of identical exchange notes registered under the Securities Act. The Company also agreed to use its reasonable best efforts to cause the registration statement to be declared effective on or prior to 240 days after October 1, 2007; provided, that if the Securities and Exchange Commission amends Rule 144 to permit non-affiliates to resell freely notes acquired in the offering (after taking into account any hedging activity that may have occurred, if applicable under the amended Rule) after a period shorter than 240 days, then no registration statement shall be required to be filed or be declared effective. Under certain circumstances, the Company may be required to provide a shelf registration statement to cover resales of the Notes. If (i) on or prior to the 240th day after October 1, 2007, the Company fails to cause a registration statement be declared effective, (ii) on or prior to the 285th day after October 1, 2007, the Company fails to consummate the exchange officer, or (iii) a registration statement thereafter ceases to be effective or usable (each such failure a “Registration Default”), the Company will be obligated to pay additional interest on the Notes at a rate of 0.25% per annum for the first 90-day period immediately following a Registration Default, and up to a maximum amount of additional interest of 0.50% per annum until all such Registration Defaults have been cured.

The foregoing is only a summary of certain provisions and is qualified in its entirety by the terms of the Indenture (including the form of 7.00% Senior Note) and the Registration Rights Agreement, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007.

Item 1.02	Termination of a Material Definitive Agreement.

On October 1, 2007, the Company terminated its senior unsecured term loan credit facility under that certain Loan Agreement dated as of August 30, 2007 by and between American Tower Corporation, as Borrower, Toronto Dominion (Texas) LLC, as Administrative Agent, JPMorgan Chase Bank, N.A., as Syndication Agent, and the several lenders that are parties thereto. As set forth in Item 1.01 above, and incorporated under this Item 1.02 by reference, the Company used the net proceeds from its institutional private placement of Notes, together with available cash, to repay all of the outstanding indebtedness incurred under the Company’s $500.0 million term loan. The Company terminated the term loan upon repayment.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

Please refer to the discussion under Item 1.01 above, which is incorporated under this Item 2.03 by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TOWER CORPORATION (Registrant)

Date: October 1, 2007	By:	/S/ BRADLEY E. SINGER
Bradley E. Singer Chief Financial Officer and Treasurer